Exhibit 99.3
PROPOSAL THREE — INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR
ISSUANCE UNDER THE 1995 EMPLOYEE STOCK PURCHASE PLAN
     On March 15, 2011, our board of directors voted to amend the 1995 Employee Stock Purchase Plan, which we refer to as the ESPP, to increase the number of shares of common stock available for issuance from 250,000 shares to 500,000 shares, subject to stockholder approval. The ESPP allows our employees to purchase shares of our common stock at a discount from market price through payroll deductions. Currently, we make four consecutive offerings each year.
     The ESPP provides an important employee benefit which helps us attract and retain employees and encourage their participation in and commitment to our business and financial success. As of March 31, 2011, only 87,118 shares of the 250,000 shares previously authorized by stockholders for issuance under the ESPP remained available for issuance. We issued an aggregate of 43,496 shares in 2010 and 28,074 in 2009 under the ESPP. Approval of this increase in shares authorized for issuance under the plan is needed to allow us to continue to offer to our employees the opportunity to purchase shares of our common stock under the ESPP. Based on our current stock price and the number of current participants in the ESPP, we anticipate that this increase will provide sufficient shares for us to offer purchases under the ESPP for the foreseeable future.
     The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. If the plan is qualified under Section 423, the employees who participate in the plan may enjoy certain tax advantages, as described below. Stockholder approval is required for the plan to be qualified under Section 423.
     The board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, our board of directors believes that increasing the number of shares available for issuance pursuant to the ESPP is in the best interests of us and our stockholders and recommends a vote FOR the increase in the number of shares available for issuance pursuant to the ESPP.
Description of the ESPP
     The following is a brief summary of the ESPP.
Administration
     Our board of directors or a committee appointed by our board of directors administers the ESPP and is authorized to make rules for the administration and interpretation of the plan.
Eligibility
     All of our employees and employees of any subsidiary designated by the board of directors or the committee are eligible to participate in the ESPP if they are regularly employed by us or the designated subsidiary for more than twenty hours a week and for more than five months in a calendar year, they have been employed by us or a designated subsidiary for a least three months prior to enrolling in the plan and they are employees of us or a designated subsidiary on the first day of the applicable plan offering period. Any employee who, immediately after the grant of an option under the plan, would own 5% or more of the total combined voting power or value of our or any subsidiary’s stock, is not eligible to participate. As of March 31, 2011, approximately 35 employees were eligible to participate in the ESPP.
Offerings
     We may make one or more offerings to employees to purchase our common stock under the ESPP, as determined by the board of directors. The Committee chosen by the board of directors has determined that offerings will begin on the first trading day on or after September 1, December 1, March 1 and June 1, of each year, and that each such offering period will end on the last trading day of November, February, May and August. Our board of directors or the committee appointed by the board of directors may, at its discretion, change the duration of offering periods and the commencement date of offering periods.
Purchase Limitations
     An employee may elect to have any multiple of 1% of the employee’s base salary up to a maximum of 10% deducted for the purpose of purchasing stock under the ESPP. An employee may not be granted an option which permits his or her rights to purchase our common stock under this plan and any other Idera stock purchase plan to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.
Purchase Price
     A participating employee may purchase the stock at 85% of the last reported sale price of our common stock on either the day the offering begins or ends, whichever is lower.
Amendment and Termination
     Our board of directors may at any time amend the plan in any respect, except that (a) if the approval of our stockholders is required under Section 423 of the Internal Revenue Code or any other applicable law, regulation or stock exchange rule, the amendment will not be effected without their approval, and (b) in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Internal Revenue Code.
Merger or Consolidation
     In the event that Idera merges or consolidates with another company and our capital stockholders immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, at the end of the then current plan period each option holder under the ESPP will be entitled to receive securities or property of the surviving entity as if they were a common stockholder at the time of such transaction. In the event that such a merger or consolidation occurs and the holders of our capital stock hold less than 80% of the surviving corporation, the board of directors may elect to cancel all outstanding options under the ESPP and either: a) refund all contributed payments made by the holders or b) provide the holders with the right to exercise such option as of a date no less than ten days prior to such event. If the board of directors does not chose to cancel the options, after the effective date of such transaction each option holder shall be entitled to receive securities of the surviving entity as if they were a holder of common stock at the time of the transaction.
Plan Benefits
     Directors who are not employees are not eligible to participate in the ESPP. The table below shows the number of shares of common stock purchased under the ESPP since its inception in 1995 by our Chief Executive Officer, each of our other named executive officers listed in the Summary Compensation Table under “Executive Compensation” below, all current executive officers as a group and all employees as a group other than current executive officers.

Number of Shares
Purchased Under the
ESPP
Sudhir Agrawal, D. Phil.(1)	—
Louis L. Arcudi, III	5,865
Timothy M. Sullivan Ph.D.	32,951
Robert D. Arbeit, M.D.	3,251
All current executive officers as a group (4 persons)	42,067
All employees as a group other than the current executive officers as a group	120,815

(1)	As the beneficial owner of more than 5% of our common stock, Dr. Agrawal may not participate in the ESPP.
     The benefits and amounts that may be received in the future by persons eligible to participate in the ESPP are not currently determinable.
Federal Income Tax Consequences
     The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.
Tax Consequences to Participants
     A participant will not have income upon enrolling in the ESPP or upon purchasing common stock at the end of an offering.
     A participant may have both compensation income and a capital gain or loss upon the sale of common stock that was acquired under the ESPP. The amount of each type of income and loss will depend on when the participant sells the common stock.
     If the participant sells the common stock more than two years after the commencement of the offering during which the common stock was purchased and more than one year after the date that the participant purchased the common stock and if such sale is made at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:
•	15% of the value of the common stock on the day the offering commenced; and

•	the participant’s profit.
     Any profit in excess of the profit computed above and recognized as compensation income will be long-term capital gain. If the participant sells the common stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
     If the participant sells the common stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased the common stock. This capital gain or loss will be long-term if the participant has held the common stock for more than one year and otherwise will be short-term.
Tax Consequences to Us
There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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